Exhibit 23.01

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Board of Directors

Electronic Arts Inc.:

We consent to the incorporation by reference in the registration statements on Form S-8 (Nos. 33-66836, 33-55212, 33-53302, 33-41955, 33-82166, 33-61783, 333-09683, 333-32239, 333-32771, 333-60513, 333-60517, 333-84215, 333-39432, 333-44222, 333-67430, 333-99525, 333-107710, 333-117990, 333-120256, 33-127156, 333-131933, 333-138532, 333-145182, 333-148596, and 333-152757) and the registration statement on Form S-3 (No. 333-155409) of Electronic Arts Inc. (“the Company”) of our reports dated May 21, 2009, with respect to the consolidated balance sheets of Electronic Arts Inc. and subsidiaries as of March 28, 2009 and March 29, 2008, and the related consolidated statements of operations, stockholders’ equity and comprehensive income (loss), and cash flows for each of the years in the three-year period ended March 28, 2009, the related financial statement schedule and the effectiveness of internal control over financial reporting as of March 28, 2009, which reports appear in this March 28, 2009 annual report on Form 10-K of Electronic Arts Inc.

As discussed in notes 11 and 19 to the consolidated financial statements, the Company adopted FASB Interpretation No. 48 (FIN 48), Accounting for Uncertainty in Income Taxes—an interpretation of FASB Statement No. 109, effective April 1, 2007 and the Securities and Exchange Commission Staff Accounting Bulletin No. 108, Considering the Effects of Prior Year Misstatements when Quantifying Misstatements in the Current Year Financial Statements, effective April 2, 2006.

/s/ KPMG LLP

Mountain View, California

May 21, 2009